Exhibit 99.3

LEGACY VENTURES INTERNATIONAL INC.

Unaudited pro formA CONDENSED COMBINED financial statements

for the YEAR June 30, 2017 and

as of and for the three MONTHS ended september 30, 2017

The following unaudited pro forma condensed combined financial statements give effect to the September 11, 2017 Share Exchange Agreement (“SEA”) between Legacy Ventures International, Inc., (the “Company”, "Legacy"), Nexalin Technology, Inc., a Nevada corporation (“Nexalin”) and shareholders of of Nexalin holding a majority of the issued and outstanding shares of Nexalin common stock (the “Nexalin Shareholders”). Nexalin is a medical device company that licenses and markets a non-invasive and drug-free therapy for the treatment of anxiety, depression and insomnia. Pursuant to the SEA, the Company agreed to exchange the outstanding equity stock of Nexalin held by the Nexalin Shareholders for units (the “Units”) consisting of an aggregate of approximately 25,000,000 newly issued shares of the common Stock, $0.001 par value, of the Company and warrants (“Warrants”) to purchase an aggregate of approximately 25,000,000 newly issued shares of the Company Stock, 0.001 par value, of the Company. The Warrants are two-year warrants exercisable at the end of one year for exercise prices between $1.50 and $1.75 per shares, payable in cash. The Warrants must be promptly exercised, and subject to forfeiture if not so exercised, if the Company’s shares achieve a trading price of $3.00 or more for 30 consecutive days. As a result of the transaction, the Nexalin shareholders become the majority shareholders of Legacy, and therefore the accounting acquirer, and as such the transaction will be accounted for as a reverse merger.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 together with the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2017 and for the three months ended September 30, 2017 presented herein gives effect to the SEA as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Nexalin been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

●	The accompanying notes and assumptions to the unaudited pro forma condensed combined financial statements.

●	The audited financial statements of the Company for the year ended June 30, 2017 and the related notes thereto, included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

●	The audited financial statements of Nexalin for the year ended June 30, 2017 and the unaudited financial statements for three months ended September 30, 2017, as filed herewith as Exhibit 99.1 to this Form 8-K/Amendment No. 1.

LEGACY VENTURES INTERNATIONAL INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

			Effect of
			Share
	Legacy	Nexalin	Exchange
(in thousands)	Historical	Historical	A	Pro Forma

Assets:
Cash	$89	$165,695		$165,784
Accounts receivable, net	-	45,299		45,299
Inventory	-	1,789		1,789
Prepaid expenses and other assets	-	16,750		16,750
Total Current Assets	89	229,533		229,622

Property and equipment, net	-	11,846		11,846
Total Assets	$89	$241,379	$-	$241,468

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$16,541	$665,803		$682,344
Accrued interest	-	6,157		6,157
Loans payable	-	100,873		100,873
Total Current Liabilities	16,541	772,833		789,374

Total Liabilities	$16,541	$772,833		$789,374

Preferred stock	-	-
Common stock	32	18,076	6,924	25,032
Additional paid in capital	5,894,772	12,751,717	(5,918,180)	12,728,309
Accumulated deficit	(5,911,256)	(13,301,247)	5,911,256	(13,301,247)
Stockholders' Deficit	(16,452)	(531,454)		(547,906)
Total Liabilities and Stockholders' Deficit	$89	$241,379	$-	$241,468

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LEGACY VENTURES INTERNATIONAL INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2017

			Pro Forma
	Legacy	Nexalin	Adjustments
	Historical	Historical	(A)		Pro Forma

Net sales	$74,042	$290,722			$364,764
Cost of Goods Sold	50,665	45,576			96,241
Gross Profit	23,377	245,146			268,523
Operating expense:
General & administrative	534	249,792			250,326
Depreciation & amortization	-	11,479			11,479
Professional fees	41,644	451,072			492,716
Management fees	2,119,194	-			2,119,194
Officer compensation	-	320,746			320,746
Sales & marketing	-	132,092			132,092
Other operating expenses	-	195,731			195,731
Total Operating Expenses	2,161,372	1,360,912			3,522,284

Loss from Operations	(2,137,995)	(1,115,766)			(3,253,761)

Other income (expense):
Interest income (expense), net	(933)	(3,679)			(4,612)
Net gain due to loss of control in subsidiary	84,021	-			22,987
Impairment loss	-	(37,800)
Forgiveness of loan (Note 9)	22,987	-
Total other income (expense)	106,075	(41,479)			18,375

Loss from operations before provision for income tax	(2,031,920)	(1,157,245)			(3,235,386)
Provision for income taxes	-	-			-
Net loss	$(2,031,920)	$(1,157,245)			$(3,235,386)

Basic and diluted net loss per common share	$(22.63)	$(0.07)			$(0.13)

Basic and diluted weighted average common shares outstanding	89,779	17,749,089	25,000,000	(A)	25,089,779

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LEGACY VENTURES INTERNATIONAL INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

			Pro Forma
	Legacy	Nexalin	Adjustment
	Historical	Historical	(A)	Pro Forma

Net sales	$-	$94,792		$94,792
Cost of Goods Sold	-	17,867		17,867
Gross Profit	-	76,925		76,925
Operating expense:
General & administrative	-	102,439		102,439
Depreciation & amortization	-	1,336		1,336
Professional fees	-	283,611		283,611
Management fees	-	-		-
Officer compensation	-	78,183		78,183
Sales & marketing	-	16,068		16,068
Other operating expenses	-	15,853		15,853
Total Operating Expenses	-	497,490		497,490

Loss from Operations	-	(420,565)		(420,565)

Other income (expense):
Interest income (expense), net	-	(1,531)		(1,531)
Amortization expense	(5,000)	-		(5,000)
Total other income (expense)	(5,000)	(1,531)		(6,531)

Loss from operations before provision for income tax	(5,000)	(422,096)		(427,096)
Provision for income taxes	-	-		-
Net loss	$(5,000)	$(422,096)		$(427,096)

Basic and diluted net loss per common share	$(0.02)	$(0.02)		$(0.02)

Basic and diluted weighted average common shares outstanding	315,064	18,240,256	25,000,000	25,315,064

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LEGACY VENTURES INTERNATIONAL, INC.

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – SHARE EXCHANGE AGREEMENT WITH NEXALIN TECHNOLOGY, INC.

Effective September 30, 2017 (the “Closing Date”), Legacy Ventures International, Inc., (the “Company”, “Legacy”) entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”), dated as of September 1, 2017, by and among the Company, Nexalin Technology, Inc., a Nevada corporation (“Nexalin”) and shareholders of Nexalin holding a majority of the issued and outstanding shares of Nexalin common stock (the “Nexalin Shareholders”). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding equity stock of Nexalin held by the Nexalin Shareholders for units (the “Units”) consisting of an aggregate of approximately 25,000,000 newly issued shares of the common Stock, $0.001 par value, of the Company and warrants (“Warrants”) to purchase an aggregate of approximately 25,000,000 newly issued shares of the Company Stock, $0.001 par value, of the Company. The Warrants are two-year warrants exercisable at the end of one year for exercise prices between $1.50 and $1.75 per shares, payable in cash. The Warrants must be promptly exercised, and subject to forfeiture if not so exercised, if the Company’s shares achieve a trading price of $3.00 or more for 30 consecutive days. As a result of the transaction, the Nexalin shareholders become the majority shareholders of Legacy, and therefore the accounting acquirer, and as such the transaction will be accounted for as a reverse merger.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Nexalin were not deemed to be materially different to those adopted by the Company.

NOTE 3 – ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.

NOTE 4 – PROFORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and Nexalin and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments.

Balance Sheet as of June 30, 2017

The adjustment made in preparing the unaudited pro forma condensed balance sheet as of June 30, 2017 reflects the impact of the Share Exchange Agreement between Legacy and Nexalin by the exchange of the Units, consisting of 25,000,000 newly issued common shares of the Company and warrants to purchase 25,000,000 common shares of the Company, for the outstanding shares of Nexalin, accounted for as a reverse merger. The reverse merger is accounted for similar to a recapitalization, with the balance sheet after the transaction reflecting the common stock of Legacy prior to the transaction plus the newly issued Units, and the retained earnings reflecting the historical retained earnings of Nexalin.

Statements of Operations

The adjustment made in preparing the unaudited condensed combined statement of operations for the year ended June 30, 2017 reflects the impact on the weighted average common shares outstanding and net loss per share for the issuance of the 25,000,000 new common shares as if they were outstanding for the entire period.

The unaudited pro forma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after July 1, 2017 by both the Company and Nexalin to consummate the Share Exchange Agreement, except as noted above. Acquisition costs include fees payable for investment banking services, legal fees and accounting and auditing fees. Such costs will be expensed as incurred.

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